Exhibit 99.1

TENNECO TO RESTRUCTURE NORTH AMERICA RIDE CONTROL OPERATIONS

Company announces intention to realign manufacturing capacity and close manufacturing plants in

Owen Sound, Ontario and Hartwell, Georgia

Lake Forest, Illinois, October 26, 2018 – Tenneco Inc. (NYSE: TEN) announced today it will close its original equipment (OE) ride control plants in Owen Sound, Ontario and Hartwell, Georgia as part of an initiative to realign its manufacturing footprint to enhance operational efficiency and respond to changing market conditions and capacity requirements.

The company expects to begin transferring current customer business primarily to its ride control facility in Kettering, Ohio, later this year. Tenneco expects to complete the closure of the two facilities near the end of the second quarter of 2020.

“Today’s actions to realign our North American ride control operations will strengthen our long-term competitiveness in this critically important region,” said Brian Kesseler, Tenneco co-CEO. “We recognize the impact this action will have on our employees, and are working with the local communities to provide transition assistance for all affected employees, including opportunities to transfer to other Tenneco locations.”

The company estimates that these restructuring actions will generate between $20 million and $25 million in annualized savings beginning by the end of 2020. Restructuring and related charges are expected to be in the range of $70 million and $85 million, with $20 million to $30 million occurring in the fourth quarter of 2018. The charges comprise between $40 million and $50 million of cash expenditures (including severance payments to employees, the cost of decommissioning and starting up equipment, and other costs associated with this action) and between $30 million and $35 million of non-cash asset write-downs and other costs.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Ride Performance and Clean Air products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway equipment and the aftermarket, with 2017 revenues of $9.3 billion and approximately 32,000 employees worldwide.

On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul LLC, a leading global supplier to original equipment manufacturers and the aftermarket with nearly 55,000 employees globally and 2017 revenues of $7.8 billion. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company, in late 2019.

About the Future Aftermarket and Ride Performance Company

Following the separation, the aftermarket and ride performance company will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. The aftermarket and ride performance company’s principal product brands will feature Monroe®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Champion® and others. The Aftermarket and Ride Performance company would have 2017 pro-forma revenues of $6.4 billion, with 57% of those revenues from aftermarket and 43% from original equipment customers.

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About the Future Powertrain Technology Company

Following the separation, the powertrain technology company will be one of the world’s largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The powertrain technology company would have 2017 pro-forma revenues of $10.7 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events and (ii) statements about our future business plans and strategy and other statements that describe Tenneco’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. These forward-looking statements are included in various sections of this communication and the words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof) are intended to identify forward-looking statements. Forward-looking statements included in this release concern, among other things, the benefits of the Federal-Mogul acquisition; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the outcome of any legal proceeding that may be instituted against Tenneco and others following the announcement of the transaction; the possibility that the combined company may not complete the spin-off of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a spin-off); the possibility that the transaction may have an adverse impact on existing arrangements with Tenneco, including those related to transition, manufacturing and supply services and tax matters; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the transaction, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the transaction may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating all employees or operations; the potential diversion of Tenneco management’s attention resulting from the transaction; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements.

Contacts:

Bill Dawson

Media inquiries

847 482-5807

bdawson@tenneco.com

Linae Golla

Investor inquires

847 482-5162

lgolla@tenneco.com

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